Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.9

[Translation for informational purposes only]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

PLEDGE AGREEMENT ON SHARES dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between

(a) Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), Aerovías de México, S.A. de C.V. (“Aerovías”), Aerolitoral, S.A. de C.V. (“Aerolitoral”), and Servicios Corporativos Aeroméxico, S.A. de C.V., as pledgors (each of them, in said capacity, a “Pledgor” and, jointly, the “Pledgors”); and

(b) UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in said capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgors the “Parties”); with the acknowledgment and consent of the entities listed in Exhibit “A” (the “Issuers”) under the following Recitals, Representations and Clauses.

Recitals

I. Defined Terms. The terms in upper case used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as said term is defined below), as applicable.

II. Exit Debt Financing Commitment Documents. On December 10, 2021, GAM, and the Exit Debt Financing Secured Parties, represented in this act by the Pledgee, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Secured Parties of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

III. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Secured Parties. That order was not appealed and was signed on February 18, 2022.

IV. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Secured Parties.

V. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Secured Parties of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the benefit of the Exit Debt Financing Secured Parties (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

VI. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

VII. Pledgors enter into this Agreement in order to grant to Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a Security Interest (as such term is defined below), a Security Interest on the Pledged Shares to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations.

Representations

I. Pledgors in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Pledgor is a fully incorporated and validly existing variable capital stock company (except for GAM, which is a public stock corporation with variable capital) under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “B” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgors and to the best of their knowledge, there are no procedures brought against Pledgors, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(d)

each Pledgor is the sole and legitimate owner and beneficiary (and shareholder registered in the stock register book of each corresponding Issuer), and has the legitimate ownership, of the Pledged Shares listed in front of such Pledgor in Exhibit “C” hereof, and each Pledgor is in compliance with all its obligations arising out of or relating to the Pledged Shares of such Pledgor;

(e)

with respect to each Issuer, the Pledged Shares of said Issuer (i) represent, on a fully diluted basis, one hundred percent (100%) of said Issuer’s total issued and outstanding capital stock, (ii) have been duly and validly issued by said Issuer; (iii) are fully subscribed, paid and released; (iv) are free from any Liens, terms, limitations or restrictions of ownership or any other choice or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal (except for the preferential rights expressly provided for in the bylaws of the Issuers with regard solely to the subscription of shares in case of capital increases) which have been duly and validly waived by the relevant Pledgors, as set out in the corresponding Shareholders’ and Board of Directors’ Approvals); and (v) are not subject to any agreement, contract or other document under which (a) any third party is granted (x) any option or right of any kind to use, enjoy, own or otherwise lease the Pledged Shares or any part thereof, and/or (y) any option or right to [vote], administer or otherwise control the Pledged Shares or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use, vote or exercise of such Pledged Shares or any part thereof, or the rights deriving therefrom, except for the restrictions provided for in this Agreement and in the other Exit Debt Financing Documents;

(f)

neither the bylaws of the Pledgors, nor any of the contracts to which Pledgors are a party as of the date hereof, include any provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Shares in accordance with the provisions of this Agreement (except for restrictions in foreign investment expressly foreseen in the bylaws of Pledgors);

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(g)

Pledgors do not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect (including, without limitation, Approvals of Shareholders and the Board of Directors and the Exit Debt Financing Order), and for those notices that have been duly delivered prior to the execution of this Agreement) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the Security Interest on the Pledged Shares, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against each Pledgor in accordance with their respective terms;

(h)

as of this date, it does not exist and, to the best of each Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, that affects or may affect (i) the Pledged Shares or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of any Pledgor derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of Pledgors with respect to their respective Pledged Shares;

(i)

the execution and fulfillment of this Agreement is within the corporate purpose of each Pledgor and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the current bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgors or any of the Issuers; (iii) contract, agreement, arrangement, license, resolution or order to which Pledgors or any Issuer are a party or to which Pledgors or any Issuer or their respective assets (other than the Pledged Shares) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

(j)

the persons who enter into this Agreement on behalf and representation of each Pledgor have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of each Pledgor and to validly bind each Pledgor in the terms of this Agreement, as stated in the public instruments listed in Exhibit “B” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(k)

it is the intention and will of each Pledgor to enter into this Agreement and to grant an unconditional and irrevocable pledge in the first place and order of preference on the Pledged Shares in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(l)

each Pledgor has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(m)

through the execution of this Agreement, each Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Exit Debt Financing in accordance with the terms of the Exit Debt Financing Documents and the Appointment of the Collateral Agent;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(n)

each Pledgor recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Assets hereunder, constitute a determining reason for the willingness of Exit Debt Financing Creditors to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(o)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(p)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Shares (which granting has been authorized by the Bankruptcy Court through the Exit Debt Financing Order).

II. Pledgee in this act declares, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

III. Issuers in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Issuer is a fully incorporated and validly existing variable capital stock company under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “B” to this Agreement;

(b)

each Issuer has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure, there are no proceedings initiated by or against any of them, seeking reorganization, controlled administration, suspension of payments, commercial competition, bankruptcy, dissolution or liquidation thereof, and the conclusion of this Agreement by the Issuers does not and will not result in the Issuers being considered insolvent;

(d)	as of this date, the totality of the issued and outstanding capital stock of Issuers is represented as described in Exhibit “D”;

(e)

with respect to each Issuer, the Pledged Shares represent, on a fully diluted basis, one hundred percent (100%) of said Issuer’s total issued and outstanding share capital, and each Pledgor is in compliance with each and every of its obligations arising from, or related to, the Pledged Shares;

(f)

with respect to each Issuer, the Pledged Shares of said Issuer (i) have been duly and validly issued by said Issuer; (ii) are fully subscribed, paid and released; (iii) are free from any Liens, terms, limitations or restrictions of ownership or any other choice or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal (except for the preferential rights expressly provided for in the bylaws of the Issuers with regard solely to the subscription of shares in case of capital increases); and (iv) are not subject to any agreement, contract or other document under which (a) any third party is granted (x) any option or right of any kind to use,

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

enjoy, own or otherwise lease the Pledged Shares or any part thereof, and/or (y) any option or right to administer or otherwise control the Pledged Shares or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use, vote or exercise of such Pledged Shares or any part thereof, or the rights deriving therefrom, except for the restrictions provided for in this Agreement and in the other Exit Debt Financing Documents;

(g)

none of Issuers’ bylaws, nor any of the contracts to which Issuers are a party as of the date hereof, include any applicable provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Shares in accordance with the provisions of this Agreement;

(h)	no transactions related to the Pledged Shares are pending to be recorded by Issuers in each Issuer’s stock register book;

(i)

Issuers do not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect (including, without limitation, Approvals of Shareholders and the Board of Directors and the Exit Facility Order), and for those notices that have been duly delivered prior to the execution of this Agreement) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against each Issuer in accordance with their respective terms;

(j)

as of this date, it does not exist and, to the best of each Issuer’s knowledge after having carried out a due investigation, there is no threat that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Issuer, that affects or may affect (i) the Pledged Shares or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of any Pledgors and/or any Issuers derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of Pledgors with respect to their Pledged Shares;

(k)

the execution and fulfillment of this Agreement does not violate or constitute a breach of (i) any provision of its bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of any Issuer; (ii) contract, agreement, license, resolution or order to which Issuer is a party or to which any Issuer or any of its assets is subject, or (iii) any law, regulation, circular, order or decree of any Government Authority;

(l)

as of this date, Issuers are not a party to any contract in connection with the subscription, option, conversion, issuance, registration fees or any other agreement with similar effects, under which any third party may have the right to request the issuance by any Issuer of shares representative of their share capital;

(m)

the execution of this Agreement by Issuers shall not give rise to any right on the part of a third party to exercise any purchase or subscription option of shares representative of Issuer’s share capital and/or its assets;

(n)

the persons who enter into this Agreement on behalf and representation of each Issuer have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement on behalf of said Issuer and to validly bind it in the terms of this Agreement, as stated in the public instruments listed in Exhibit “B” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(o)

each Issuer recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of the Security Interest, as well as this Agreement, constitute a determining reason for the willingness of Exit Debt Financing Secured Parties to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(p)

by entering into this Agreement, each Issuer expressly acknowledges that Pledgors are granting a Security Interest in first place and degree of preference on the Pledged Shares, in order to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations, and all submissions and other actions necessary in accordance with applicable law or corporate requirements to improve and protect the Security Interest created hereunder, shall be duly and validly performed and completed on this date; and

(q)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a legal, effective, valid and enforceable pledge on the Pledged Shares.

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Annexes, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Additional Shares” has the meaning set forth in Clause Two, paragraph (e), of this Agreement.

“Pledged Shares” means the shares described in Exhibit “C” hereof, which represent the entirety of the share capital issued and outstanding of Issuers, in each case, including all voting and economic rights arising from or related thereto (including, without limitation, all and any Distributions), the characteristics of which include those set forth in paragraphs (e) and (f) of Clause Two of this Agreement.

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “E”, entered into on March 17, 2022 by and between, inter alia, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Aerolitoral” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Shareholders and Board of Directors Approvals” means the approvals of the shareholders and/or the board of directors of each Pledgor and each Issuer with respect to, inter alia, as applicable, (i) Exit Debt Financing, (ii) the execution thereby, in the corresponding capacity, of the Exit Debt Financing Documents to which each is a party, (iii) the execution of this Agreement and the granting of the Security Interest in its terms, and (iv) the waiver by each Pledgor, for all legal purposes, of (y) any preferential right, right of first refusal or any other right with respect to the Pledged Shares, which may correspond thereto in accordance with the bylaws of the Issuers, the General Business Corporations Act and/or any other contract entered into among all or part of each Issuer’s shareholders, arising out of or in connection with any transfer of all or any part of the Pledged Shares in the event of the execution of the Security Interest; and (z) any right in respect of or in connection with the Pledged Shares, that during the term of this Agreement may correspond to the shareholders of the Issuer (including, without limitation, Pledgor) in accordance with the bylaws of Issuer, the General Business Corporations Act and/or any other contract entered into among all or part of the Issuers’ shareholders, that it may in fact result in Pledgor being in breach of the terms and conditions set out in the Exit Debt Financing Documents.

“Notice of Pledge on Additional Shares” has the meaning given to it in Clause Two, paragraph (e) of this Agreement.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Secured Parties and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “F”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as Exhibit “G”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Bankruptcy Code” means the United States Code.

“Agreement” means Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Bankruptcy Court” has the meaning attributed thereto in Recital II of this Agreement.

“Designation of Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Debtors” has the meaning attributed thereto in Recital II of this Agreement.

“Pledgors” has the meaning attributed thereto in the Recitals to this Agreement.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Distributions” means any goods or duties delivered or paid to the holder of the Pledged Shares, or any other proceeds, yield or cash dividend derived therefrom, including, without limitation and as applicable, distributions in kind or in cash, dividends in kind or in cash, cash or non-cash profits, capital reductions or repayments, stock amortization, delivery of settlement fees and any stock exchanges or, if any, any Additional Shares.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Dollars” or “US$” means the legal tender in the United States of America.

“Issuers” has the meaning attributed thereto in the Recitals to this Agreement.

“Event of Default” has the meaning attributed to the term “Event of Default” in the Exit Debt Financing Commitment Documents and the of Exit Debt Financing Documents.

“Exit Debt Financing” has the meaning attributed thereto in Recital II of this Agreement.

“Trustee” has the meaning attributed to the term “Trustee” in Indenture and the of Exit Debt Financing Documents.

“GAM” has the meaning attributed thereto in the Recitals to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, and Aerovías de Cargo, in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two, paragraph (a), of this Agreement.

“Guarantees” has the meaning attributed to the term “Collateral” in Indenture and the of Exit Debt Financing Documents.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Default” means any event or situation that constitutes an Event of Default or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Defualt.

“Law” means the General Law on Securities and Credit Transactions.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable by GAM, the Guarantors (in any capacity) or Pledgors (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity), Pledgors (in any capacity) and/or Issuer (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of Pledgors and Issuers derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital III of this Agreement.

“Parties” has the meaning attributed thereto in the Recitals of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital II of this Agreement.

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible,

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the Pledge.

(a) Pledgors in this act grant an unconditional and irrevocable pledge in first and degree of priority over their corresponding Pledged Shares (the “Security Interest”), in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties, in order to guarantee unconditionally and irrevocably the due and timely fulfillment, payment and satisfaction at its maturity (either at its scheduled maturity, by advance maturity or for any other reason) of each and every Exit Debt Financing Secured Obligation.

(b) In accordance with Article 334, paragraph II, of the Act, in order to improve the Security Interest of the Pledged Shares, Pledgors in this act deliver Pledgee (i) the original of the securities containing its right, title and interest in respect of the Pledged Shares, duly endorsed in pledge in favor of Pledgor, and (ii) a copy of the entry made in each Issuer’s stock registry book, duly certified by the secretary or sole administrator of said Issuer (in terms of the form attached hereto as Exhibit “H”), where it is stated that, on the date of this Agreement, the Security Interest on the Pledged Shares was duly recorded in each Issuer’s stock registry book.

(c) Except as expressly permitted otherwise in this Agreement, Pledgors shall refrain from, and shall cause Issuer to refrain from, perform or carry out any acts that may prevent, affect or otherwise alter the record of the Security Interest of Issuers’ stock registry book. In the event that the stock registry book of any Issuer is lost, stolen, or destroyed, Pledgors must take, and Issuers must carry out, all measures and acts required in accordance with the applicable law for the timely replacement of such stock book or books, as well as for the remaking of the corresponding entries for the Security Interest thereat.

(d) In accordance with Article 337 of the Act, Pledgors and Pledgee agree that this Agreement shall serve as a receipt by Pledgee in respect of the Pledged Shares.

(e) Pledgors in this act acknowledge and accept that any increase in the value of the Pledged Shares or in the equity of any Issuer, whether such increase represents the fixed or variable minimum share of any Issuer’s equity, and that Pledgors (either directly or indirectly, through any subsidiary or Affiliate or otherwise) may subscribe in the future as part of the Pledged Shares (or any part thereof) or in replacement of or addition to such Pledged Shares, as a result of corporate restructuring, reclassification, capital increase, merger, split-off, transformation or similar action by any Issuer (the “Additional Shares”) shall be considered, for all legal purposes, as pledged in accordance with this Agreement and an integral part of the Shares Pledged. For this purpose and in accordance with Section 334, Part II, of the Act, Pledgors and Issuers in this Act are bound and agree that they shall, as soon as possible but in any case within five (5) Business Days following the corporate act which gives rise to the corresponding Additional Shares, (i) deliver Pledgee a certified copy by a Mexican notary public of the public deed containing the shareholders’ meeting or the unanimous resolutions of the corresponding Issuer’s shareholders where such a corporate act has been adopted; (ii) notify Pledgee of the constitution of the pledge of such Additional Shares in terms of the form attached hereto as Exhibit “I” (the “Notice of Pledge on Additional Shares”); (iii) give Pledgee the securities which attest Pledgor’s rightful ownership over the respective Additional Shares, duly endorsed in pledge in favor of Pledgee; and (iv) deliver Pledgee a copy of the entry made in the Issuer’s stock registry book, stating that the Security Interest for the corresponding Additional Shares has been duly recorded in the Issuer’s stock registry book, as well as a certification issued by the Issuer’s secretary or sole administrator, substantially in the terms of the form attached hereto as Exhibit “H”, certifying such registration.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(f) For clarity purposes, the Parties to this Agreement agree that each and every share, right (corporate and economic, including any rights to receive distributions), equity, certificate, and other instrument issued in connection with any of the Pledged Shares (including any Additional Shares) shall be considered as an integral part of the Pledged Shares for all legal effects and, therefore, subject to the Security Interest provided for in this Agreement. Pledgors and Issuers shall carry out each and every necessary act, including endorsements, the release of new securities and entries in the Issuer’s stock ledger, in relation to the above.

(g) In this act, Issuers acknowledge and consent the granting and constitution of the Security Interest on the Pledged Shares in accordance with the terms of this Agreement.

Three. Term; Continuity of the Security Interest. The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgors (in any capacity) or Issuers (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgors and their respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees. As soon as reasonably possible, but in any case within 10 (ten) working days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) the Pledgors (in any capacity) or the Issuers (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon written request of Pledgors, Pledgee shall provide Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “J” (the “Termination Notice”), together with the original securities covering the Pledged Shares and the cancellation of the corresponding endorsements. Only by the delivery of the Termination Notice made by Pledgee to Pledgors pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgors shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Shares guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgors in this act waive any rights, present or future, they may have to request the partial release of the pledge created hereunder or of any other security that Pledgors or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, including, without limitation, any right they may have to divide or reduce the pledge pro rata to any partial payments of the cured Obligations of the Exit Debt Financing in accordance with applicable law.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Four. Exercise of Voting Rights.

(a) Unless there is a Default or an Even of Default, Pledgors shall have the right to exercise the voting rights of their respective Pledged Shares in a manner consistent with and not resulting from the of Exit Debt Financing Documents (or not reasonably expected to result) in a breach of, or conflict with, the terms and conditions of this Agreement, the other Exit Debt Financing Documents and/or any transactions contemplated thereunder, the rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to or in terms of this Agreement, any of the other of Exit Debt Financing Documents or applicable law, or the ability of Pledgee and/or any Exit Debt Financing Secured Parties to exercise any such rights, actions and remedies; provided, however, that no vote shall be cast and no consent shall be granted or any action shall be taken which has the effect of impairing or damaging the position or interests of Pledgee and/or the Exit Debt Financing Secured Parties in respect of the Pledged Shares, or which authorizes, causes or consents to: (i) the commencement of a voluntary or involuntary bankruptcy, reorganization or other insolvency proceeding against or in respect of GAM or any Issuer, except for the US Restructuring Procedure, (ii) the dissolution or liquidation, in whole or in part, of any Issuer; (iii) the creation or granting of any Lien or other security on the Pledged Shares (or any part thereof); (iv) the sale, transfer, assignment or other disposition of all or any part of the Pledged Shares; or (v) the amendment or restatement of the bylaws or other organizational documents of any Issuer, that has the effect or could reasonably be expected to have the effect of impairing or damaging the position or interest of Pledgee and/or Exit Debt Financing Secured Parties in respect of the Pledged Shares and/or rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties hereunder, the other of Exit Debt Financing Documents and/or any of the transactions contemplated therein. Pledgee shall be free from any liability arising out of or in connection with the exercise or lack of exercise of voting rights relating to the Pledged Shares in accordance with the provisions hereof.

(b) In the event of a Default or an Event of Default, the rights of Pledgors to exercise any voting rights in relation to the Pledged Shares as described in paragraph (a) above shall cease, and all such rights shall be exercised thereafter by Pledgee, who shall have the exclusive right to exercise such rights and powers (including, without limitation, voting rights) belonging to or related to the Pledged Shares, in the manner deemed appropriate; provided that, Pledgee shall have the right, but not the obligation, at any time after a Default occurs, to authorize Pledgors in writing to exercise such voting rights. As a means of fulfilling its obligations under this Clause Four, Pledgors shall, on the date of this Agreement, grant and deliver to Pledgee an irrevocable special power (using the form attached as Exhibit “K”) in terms of Article 2596 of the Federal Civil Code and its correlated articles in the states of Mexico and Mexico City, in order to authorize Pledgee to exercise all rights and powers (including, without limitation, voting rights) belonging to or related to the Pledged Shares, exclusively in accordance with this paragraph (b) of Clause Four. The provisions of this paragraph and the granting of the irrevocable power mentioned above shall be recorded in the entry made in the stock registry book of each Issuer with respect to the Security Interest and this Agreement.

(c) The Parties to this Agreement hereby agree that the exercise of voting rights by Pledgee pursuant to this provision shall not impair, prejudice or prevent the exercise of any other rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to this Agreement and the other of Exit Debt Financing Documents.

Five. Distributions.

(a) Provided that no Default or Event of Default has occurred, Pledgors shall be authorized to receive all and any Distributions.

(b) At the time of a Default or Event of Default, all rights of Pledgors pursuant to paragraph (a) above shall cease and terminate automatically, and all Distributions and other distributions with respect to the Pledged Shares, (x) shall be paid by Issuers directly to Pledgee in order to be applied in accordance with this Agreement and the other Exit Debt Financing Documents, (y) if received by Pledgors (or by any of them or by its agents), they shall (1) be received in deposit for the benefit of Pledgee and the Exit Debt Financing Secured Parties, (2) be segregated from the rest of the assets and funds of the corresponding Pledgor (or its relevant agent), and (3) be surrendered immediately to Pledgee in the same manner as they have been received;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

but in any case not later than the second business day following that on which it receives them; and (z) shall be considered for all legal purposes as granted in pledge pursuant to this Agreement and shall be subject to the Security Interest and shall form an integral part of the Pledged Shares in accordance with this Agreement. All of the above is expressly recognized by Issuers in this act.

Six. Obligations of Pledgors.

(a) Pledgors in this act agree and undertake, and Issuers acknowledge and agree, that the Pledged Shares (including the Additional Shares) shall represent, at all times during the term of this Agreement and until none of the Exit Debt Financing Secured Obligations remains outstanding, one hundred percent (100%) or more of the issued and outstanding capital stock of Issuers, on a fully diluted basis. Pledgors and Issuers shall take all and any actions that are necessary for the performance of the obligations contained in this paragraph.

(b) Pledgors undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Shares and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Shares, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Shares) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Shares and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgors shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Shares currently owned by, or acquired by, Pledgors, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Shares or any interest therein; (iv) execute and deliver to Pledgee those documents in favor of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Shares, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Shares (or any part thereof) and/or in connection with all and any dividends and interest (including, without limitation, Distributions) and any other distributions in respect of the Pledged Shares (other than taxes payable by Issuers in relation to such Distributions);

ii.	refrain from taking any action or allowing any Person to take or refrain from any action, which may impair the validity or enforceability of the Security Interest created hereunder;

iii.

exercise voting rights or refrain from exercising any voting rights related to the Pledged Shares, or allow Pledgee to exercise such voting rights , in each case, in accordance with the provisions of Clause Four;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

iv.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgors and/or Issuers reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the loss, destruction or material reduction of the value of the Pledged Shares (or any part thereof), as soon as possible but in any case within two (2) Business Days following the date on which such circumstance or event occurs;

v.

provide Pledgee all the information that Pledgee wishes in connection with the Pledged Shares as soon as possible but in any case within two (2) Business Days following the date on which said Pledgor and Issuer receives such request; and

vi.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default.

Seven. Safeguard of the Pledged Shares; Indemnity.

(a) The obligations of Pledgee with respect to the safeguarding and preservation of the Pledged Shares shall be limited to the obligations imposed by the Law. Any action undertaken by Pledgee in order to safeguard and preserve the Pledged Shares shall be solely at the expense and risk of Pledgors.

(b) Pledgors undertake to and agree that they shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgors, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal fees), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Shares or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Shares; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement.

(c) The contents of this Clause shall constitute part of the Exit Debt Financing Secured Obligations secured under the Security Interest created hereby. The indemnity obligations of Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Shares (or any part thereof) in accordance with Clause Nine of this Agreement or otherwise.

Eight. Inspection Rights; Liability and Others.

(a) Inspection Rights. Pledgee (or any other Person(s) designated by Pledgee) shall have the right, upon reasonable advance notice, but in any case at least two (2) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgors, visit and access any place of business of Pledgors and/or Issuers, prior authorization of Pledgors and/or Issuers, in order to verify Pledgor’s compliance with this Agreement, examine, inspect and audit the books and records of Pledgors and Issuers related only to the Pledged Shares, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgors and/or Issuers in respect of or in connection with the Pledged Shares. Pledgors and Issuers shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgors during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgors and/or Issuers at non-working times without prior notice.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b) Liability in respect of the Pledged Shares. Pledgors shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Shares.

(c) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

(d) Cumulative Rights. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgors or any other Person, on this date or at any later time, gives any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against Pledgors or any other Person.

Nine. Event of Default. In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgors to exercise or refrain from exercising the voting rights or other rights that it would otherwise had the right to exercise in accordance with clauses Four and Five hereof, shall cease and terminate automatically; provided that all obligations of Pledgors shall remain in full force and effect and shall be fulfilled exclusively by Pledgors; and (ii) each and every right arising out of or in connection with the Pledged Shares shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture and the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or remedies arising out of or derived from, or in connection with, the Pledged Shares, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Shares in accordance with the provisions of Clause Ten hereof, and to exercise its rights in any other manner as provided for in the Law.

Ten. Execution.

(a) Pledgors in this act expressly and irrevocably authorize Pledgee to execute, in the event of an Event of Default, the Pledged Shares in accordance with the provisions of Article 341 of the Law and/or exercise its rights in any other manner contemplated in the Law, at the cost of Pledgors, in order to obtain payment of the Exit Debt Financing Secured Obligations in its entirety.

(b) Pledgors and Issuers in this act are bound and agree that they shall carry out and/or cause all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Shares in accordance with applicable law. Additionally, Pledgors undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Assets to be executed, and to sign and deliver any documents and to carry out any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Also, Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Shares shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Law and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Shares.

Eleven. Capacity of Collateral Agent. As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgors and Issuers in this act, expressly and irrevocably, acknowledge that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waive their rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement, the Appointment of the Collateral Agent, and the other Exit Debt Financing Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set out in the Indenture, including the right to request instruction from the Trustee or the Secured Parties of the Exit Debt Financing to carry out any acts to be performed hereunder. In the event of a conflict between the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the actions of the Collateral Agent shall prevail.

Twelve. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgee and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgors and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgors must, within five (5) Business Days of the date on which they receive the request from Pledgee, reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgors pursuant to this Clause Twelve shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Thirteen. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgors without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgors, but without requiring its consent to carry out such assignment or transfer, provided that such assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgors undertake to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment,

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

transfer , sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, upon receipt of a notice of assignment by Pledgee, any Pledgor shall immediately (i) instruct Issuers to make the corresponding entries in the stock registry book of the Issuers, which must be duly certified by each Issuer’s secretary or sole administrator, and (ii) carry out any other act as necessary to maintain the validity and perfectioning of the pledge constituted by this Agreement.

Fourteen. Novation; Amendments; Waivers. Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgors and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgors from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Fifteen. Notices. All notices, claims and requests submitted or required to be submitted by the parties in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgors:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, código postal 06500

Mexico City, Mexico

Telephone: [***]

Attn: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

e-mails:

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, piso 20

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Telephone: [***]

Attn: Alejandro Sainz Orantes / Santiago Alessio Robles

e-mails:

To Pledgee:

UMB Bank, N.A., as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

e-mail:

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

With copy, without this meaning notice, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, piso 28

Juárez, Cuauhtémoc 06600

Mexico City

Attn: Alejando Landa Thierry / Aldo González Melo

e-mail:

and

Nader, Hayaux y Goebel, S.C.

Paseo de los Tamarindos 400-B Piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Mexico City, Mexico

Attn: Javier Arreola E.

e-mail:

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Sixteen. Additional Obligations. Pledgors and Issuers shall, at any time and from time to time, at their sole cost and expense, (i) promptly sign and deliver all instruments and/or documents, and take any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Shares (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Shares or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Shares or any part thereof by Pledgee; and (ii) refrain from carrying out and/or causing no entries in the stock registry books of the Issuers be made, which may refer to any sale, assignment, exchange, pledge, transfer, lien, or other restrictions or limitations of ownership in connection with the Pledged Shares (except for the Security Interest of the Pledged Shares hereunder).

Seventeen. Severability If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Eighteen. Attachments and Headers. All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Nineteen. Headings. The headings in each Clause of this Agreement are for reference purposes only and shall have no effect whatsoever in relation to the meaning or interpretation of such Clause or this Agreement.

Twenty. Counterparts. This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until one (1) or more such copies are signed by each of the parties and delivered to the other Party.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Twenty-One. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th of March, 2022.

The Pledgors

Grupo Aeromexico, S.A.B. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Aerovias de Mexico, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Aerolitoral, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Servicios Corporativos Aeromexico, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Signature page of the Mexican Share Pledge Agreement dated March 17th, 2022, by and between Grupo Aeroméxico, S.A.B. de C.V., Aerovías de México, S.A. de C.V., Aerolitoral, S.A. de C.V., and Servicios Corporativos Aeroméxico, S.A. de C.V., as pledgors, and UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the acknowledgment and consent of the entities listed in Annex A.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The Pledgee

UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing

By:	/s/ Aldo Gonzales Melo
Name: Aldo Gonzales Melo
Title: Authorized Signatory

Signature page of the Mexican Share Pledge Agreement dated March 17th, 2022, by and between Grupo Aeroméxico, S.A.B. de C.V., Aerovías de México, S.A. de C.V., Aerolitoral, S.A. de C.V., and Servicios Corporativos Aeroméxico, S.A. de C.V., as pledgors, and UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the acknowledgment and consent of the entities listed in Annex A.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

With the acknowledgement and consent of the Issuers

Administradora Especializada en Negocios, S.A de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Aeromexico Cargo, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Aerovias Empresa de Cargo, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Corporación Nadmin, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Empresa de Mantenimiento Aereo, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Signature page of the Mexican Share Pledge Agreement dated March 17th, 2022, by and between Grupo Aeroméxico, S.A.B. de C.V., Aerovías de México, S.A. de C.V., Aerolitoral, S.A. de C.V., and Servicios Corporativos Aeroméxico, S.A. de C.V., as pledgors, and UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the acknowledgment and consent of the entities listed in Annex A.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Estrategias Especializadas de Negocios, S.A de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Immobiliaria Avenida Fuerza Aerea mexicana 416, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Inegracion y Supervision de Recursos Corporativos, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Operadora de Franquicias y Productos Aereos, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Signature page of the Mexican Share Pledge Agreement dated March 17th, 2022, by and between Grupo Aeroméxico, S.A.B. de C.V., Aerovías de México, S.A. de C.V., Aerolitoral, S.A. de C.V., and Servicios Corporativos Aeroméxico, S.A. de C.V., as pledgors, and UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the acknowledgment and consent of the entities listed in Annex A.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Sistemas Integrados de soporte Terrestre en Mexico, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

T2 Servicios Aeroportuarios, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Signature page of the Mexican Share Pledge Agreement dated March 17th, 2022, by and between Grupo Aeroméxico, S.A.B. de C.V., Aerovías de México, S.A. de C.V., Aerolitoral, S.A. de C.V., and Servicios Corporativos Aeroméxico, S.A. de C.V., as pledgors, and UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as pledgee, with the acknowledgment and consent of the entities listed in Annex A.